UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 19, 2021

cbdMD, INC.
(Exact name of registrant as specified in its charter)

North Carolina	001-38299	47-3414576
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

8845 Red Oak Blvd, Charlotte, NC 28217
(Address of principal executive offices)(Zip Code)

Registrant's telephone number, including area code: (704) 445-3060
________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
common	YCBD	NYSE American
8.0% Series A Cumulative Convertible Preferred Stock	YCBDpA	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 19, 2021 cbdMD, Inc., a North Carolina corporation (the “Corporation”) entered into an Amended and Restated Executive Employment Agreement with Martin A. Sumichrast, the Corporation’s Chairman and co-Chief Executive Officer, and on April 19, 2021 CBD Industries LLC, a wholly-owned subsidiary of the Corporation (“CBD Industries”), entered into an Amended and Restated Executive Employment Agreement with R. Scott Coffman, Chief Executive Officer of CBD Industries and co-Chief Executive Officer and President of the Corporation.

Amended and Restated Executive Employment Agreement with Martin A. Sumichrast

The Amended and Restated Executive Employment Agreement dated April 19, 2021 with Mr. Sumichrast (the “Sumichrast Employment Agreement”) amends and restates the terms of the Executive Employment Agreement dated September 6, 2018 between the Corporation and Mr. Sumichrast, as amended by Amendment No. 1 to the Executive Employment Agreement dated November 13, 2020, as follows:

•
extended to term of the employment agreement to December 31, 2023;
•
increased his base salary from $335,000 annually to $370,000 through December 31, 2021, which increases to $425,000 annually for the period of January 1, 2022 through December 31, 2022, which further increases to $500,000 annually for the period of January 1, 2023 through December 31, 2023;
•
granted him, under the terms of the Corporation’s 2021 Equity Compensation Plan, (i) a restricted stock award of an aggregate of 750,000 shares of the Corporation’s common stock, vesting at the rate of 250,000 shares on each of January 1, 2022, January 1, 2023 and January 1, 2024, and (ii) stock options to purchase an aggregate of 750,000 shares of common stock at an exercise price of $3.39 per share, which was equal to the closing price of the Corporation’s common stock as reported on the NYSE American on the trading day immediately preceding the date of the agreement, vesting at the rate of 250,000 stock options on each of January 1, 2022, January 1, 2023 and January 1, 2024;
•
added a provision that he is eligible for an annual cash performance bonus of up to 50% of his base salary payable in cash upon the Corporation reporting Total Net Sales (as defined in the Sumichrast Employment Agreement) equal or exceeding the amount set forth below for each performance bonus period:

Performance Bonus Period Minimum Total	Net Sales for Performance Bonus Period

October 1, 2020 through September 30, 2021	$60,000,000
October 1, 2021 through September 30, 2022	$80,000,000
October 1, 2022 through September 30, 2023	$100,000,000

•
provided that the Corporation is to maintain a “key man” life insurance on Mr. Sumichrast’s life in a coverage amount of $10,000,000, paid for by the Corporation, of which the Corporation will be the beneficiary for the first $3,000,000 of coverage and Mr. Sumichrast’s estate will be the beneficiary for the remaining $7,000,000 of coverage.

The foregoing description of the terms and conditions of the Sumichrast Employment Agreement is qualified in its entirety by reference to the agreement which is filed as Exhibit 10.1 to this report.

R. Scott Coffman

The Amended and Restated Executive Employment Agreement dated April 19, 2021 with Mr. Coffman (the “Coffman Employment Agreement”) amends and restates the terms of the Executive Employment Agreement dated December 20, 2018 between CBD Industries and Mr. Coffman, as amended by Amendment No. 1 to the Executive Employment Agreement dated November 13, 2020, as follows:

•
increased his base salary from $335,000 annually to $370,000 through December 31, 2021, which increases to $425,000 annually for the period of January 1, 2022 through December 31, 2022, which further increases to $500,000 annually for the period of January 1, 2023 through December 31, 2023; and
•
added a provision that he is eligible for an annual cash performance bonus of up to 50% of his base salary payable in cash upon the Corporation reporting Total Net Sales (as defined in the Coffman Employment Agreement) equal or exceeding the amount set forth below for each performance bonus period:

Performance Bonus Period Minimum Total	Net Sales for Performance Bonus Period

October 1, 2020 through September 30, 2021	$60,000,000
October 1, 2021 through September 30, 2022	$80,000,000
October 1, 2022 through September 30, 2023	$100,000,000

The foregoing description of the terms and conditions of the Coffman Employment Agreement is qualified in its entirety by reference to the agreement which is filed as Exhibit 10.2 to this report.

Item 9.01 Financial Statements and Exhibits.

(d)
Exhibits.

		Incorporated by Reference			Filed or Furnished Herewith
No.	Exhibit Description	Form	Date Filed	Number

10.1	Amended and Restated Executive Employment Agreement dated April 19, 2021 by and between cbdMD, Inc. and Martin A. Sumichrast				Filed
10.2	Amended and Restated Executive Employment Agreement dated April 19, 2021 by and between CBD Industries LLC and R. Scott Coffman				Filed

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

cbdMD, Inc.

Date: April 21, 2021	By:	/s/ T. Ronan Kennedy
T. Ronan Kennedy, Chief Financial Officer and Chief Operating Officer